As filed with the Securities and Exchange Commission on September 12, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOANDEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	85-3948939 (I.R.S. Employer Identification No.)

6561 Irvine Center Drive Irvine, California 92618
(Address of Principal Executive Offices, Zip Code

loanDepot, Inc. 2022 Inducement Plan
(Full title of the plan)

Gregory Smallwood
Chief Legal Officer and Corporate Secretary
loanDepot, Inc.
6561 Irvine Center Drive
Irvine, CA 92618
(888) 337-6888
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Gina Hancock
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
(214) 698-3100
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	☒

Non-accelerated filer	Smaller reporting company	☒

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by loanDepot, Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional 5,874,020 shares of Class A common stock, par value $0.001 per share (“Common Stock”), issuable under the loanDepot, Inc. 2022 Inducement Plan (the “Plan”). This Registration Statement on Form S-8 relates to (i) 4,287,606 shares of Common Stock authorized to be issued under the Plan and (ii) 1,586,414 shares of Common Stock that may become available for issuance under the Plan as a result of awards that, in whole or in part, are terminated, expire or are otherwise cancelled, including shares withheld for tax.
The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on May 20, 2022 (SEC File Number 333-265131), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be delivered to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference.
The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 13, 2025;
(b)    the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the Commission on May 8, 2025 and for the fiscal quarter ended June 30, 2025 filed with the Commission on August 8, 2025;
(c)    the Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2025, February 10, 2025, March 6, 2025, April 17, 2025, April 18, 2025, April 29, 2025, June 2, 2025, June 5, 2025, June 9, 2025, July 25, 2025, July 28, 2025, and August 7, 2025; and
(d)    the Description of Registrant’s Capital Stock filed as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 13, 2025, together with any amendment or report filed with the Commission for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.

Exhibit No.	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of loanDepot, Inc., dated February 11, 2021 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed February 16, 2021).

4.2	Amended and Restated Bylaws of loanDepot, Inc., effective November 10, 2022 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed on March 13, 2025).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	loanDepot, Inc. 2022 Inducement Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 26, 2022).
99.2*	Form of Performance Restricted Stock Unit Award Agreement pursuant to the loanDepot, Inc. 2022 Inducement Plan.
99.3*	Form of Restricted Stock Unit Award Agreement pursuant to the loanDepot, Inc. 2022 Inducement Plan.
107.1*	Filing Fee Table.
____________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 12th day of September, 2025.

LOANDEPOT, INC.

By:	/s/ Anthony Hsieh
Name:	Anthony Hsieh
Title:	Executive Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Anthony Hsieh, Gregory Smallwood and Greg Smith, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Anthony Hsieh Anthony Hsieh	Executive Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 12, 2025
/s/ David Hayes David Hayes	Chief Financial Officer (Principal Financial Officer)	September 12, 2025
/s/ Darren Graeler Darren Graeler	Chief Accounting Officer (Principal Accounting Officer)	September 12, 2025
/s/ Andrew C. Dodson Andrew C. Dodson	Director	September 12, 2025
/s/ Brian P. Golson Brian P. Golson	Director	September 12, 2025
/s/ John Lee John Lee	Director	September 12, 2025
/s/ Dawn Lepore Dawn Lepore	Director	September 12, 2025
/s/ Steve Ozonian Steve Ozonian	Director	September 12, 2025
/s/ Pamela Hughes Patenaude Pamela Hughes Patenaude	Director	September 12, 2025
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